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                                                                   EXHIBIT 10.45

                            STOCK MATCHING AGREEMENT


                  This Stock Matching Agreement (this "Agreement") is made and entered into this 1st day of March , 2001, by and between Baker Hughes Incorporated, a Delaware corporation (the "Company"), and James Roderick Clark (the "Employee"), regarding the award of Matched Shares (defined below) to the Employee pursuant to the Long Term Incentive Plan of Baker Hughes Incorporated (the "Plan"), and further subject to the terms and conditions set forth below:

                  1. AWARD OF MATCHED SHARES. The Company will reserve for issuance one share of the Company's Common Stock, $1.00 par value per share ("Common Stock"), for each share of Common Stock, up to, but not exceeding, 25,000 shares of Common Stock owned, and held of record, (x) by the Employee and (y) for the benefit of the Employee in an account by (i) a tax-qualified plan maintained by the Company, a Subsidiary or a former employer of the Employee, and/or (ii) an individual retirement account or annuity under Code Section 408 or 408A (with such shares under this clause (y) deemed to be owned by the Employee for purposes of this Agreement) at the close of business on the first anniversary of the Employment Date. Such reserved shares of Common Stock shall be referred to herein as the "Matched Shares."

                  2. RESERVATION PERIOD. Each Matched Share shall be reserved for issuance by the Company pursuant to this Agreement until the earlier of the date each such share is either (x) fully vested upon the occurrence of an event described in Section 2(I) (a "Vesting Event") or
         (y) forfeited upon the occurrence of an event described in Section 2(II) (a "Forfeiture Event").

                  (I) Vesting Events. For purposes of this Agreement, the following are Vesting Events:

                      (a)   The Retirement of the Employee;

                      (b) The termination of the Employee's employment by the Company without Non-CIC Cause;

                      (c)   The occurrence of a Change in Control;

                      (d)   The termination of the Employee's employment:

                            (i) by the Company without CIC Cause prior to a Change in Control (whether or not a Change in Control ever occurs) if such termination was at the request or direction of a Person who has entered into an agreement with the Company, the consummation of which would constitute a Change in Control;

                            (ii) by the Employee for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) if the circumstance or event which constitutes Good Reason occurs at the request or direction of the Person described in foregoing clause (i); or

                            (iii) by the Company without CIC Cause or by the Employee for Good Reason if such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with, or in anticipation of, a Change in Control (whether or not a Change in Control ever occurs); or


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                      (e)   The Employee's death or permanent disability (as
                            determined by the Committee in its sole discretion).

                  (II) Forfeiture Event: For purposes of this Agreement, a Forfeiture Event means the termination of employment of the Employee other than as set forth in Section 2(I) or due to Non-CIC Cause.

                  3. ISSUANCE OR FORFEITURE OF MATCHED SHARES. If a Vesting Event occurs prior to a Forfeiture Event with respect to the Employee, subject to satisfaction of the certification requirement in Section 5, the Company shall issue an amount of the Matched Shares in a certificate in the name of the Employee (or, in the case of death, in the name of the estate of the Employee) equal to the number of shares of Common Stock owned by the Employee as of the date of the Vesting Event that have been continuously owned by the Employee since the first anniversary of the Employment Date. These certificates shall be issued as soon as administratively practicable following the Vesting Event. The Employee may replace shares of Common Stock that the Employee owned on the first anniversary of the Employment Date with other shares of Common Stock so long as the Employee continuously owns the same number of shares for which the Company will issue Matched Shares from the first anniversary of the Employment Date until the date of the Vesting Event.

                  If a Forfeiture Event occurs prior to a Vesting Event with respect to the Employee, as of the date of the Forfeiture Event all obligations of the Company to issue any Matched Shares pursuant to this Agreement shall cease and immediately terminate, and the Employee shall forfeit any and all rights and have no further claim against or with respect to any Matched Shares or against the Company for any Matched Shares.

                  4. PAYMENT OF EQUIVALENT DIVIDENDS. The Company shall pay to the Employee an amount of money on a quarterly basis equivalent to any cash dividends that would have been payable on the Matched Shares assuming such shares had been outstanding at the time of any cash dividend payment made on the Common Stock of the Company.

                  5. CERTIFICATION OF SHARE OWNERSHIP BY THE EMPLOYEE. Within 30 days after the first anniversary of the Employment Date, the Employee shall certify to the Company the number of shares of Common Stock that the Employee owns as of such anniversary date. The Employee's ownership shall be verified, in addition to the certification, by the delivery of copies of any certificates, brokerage or other account statements representing the shares that the Employee owns reflecting that such shares are held of record by the Employee or by the plan or individual retirement account or annuity for the benefit of the Employee (or, if the Employee is required to file ownership reports with the Securities and Exchange Commission, by the filing of copies of such reports with such certificate). Thereafter, subject to verification (as provided herein), within 30 days after each subsequent anniversary of the Employment Date and within 15 days after a Vesting Event, the Employee (or the representative of the Employee's estate in the case of death) shall certify to the Company the number of shares of Common Stock owned by the Employee as of such anniversary or Vesting Event date, and during the period commencing immediately after the anniversary date immediately preceding such date. The certificate and other evidence of stock ownership must be timely presented to the Secretary of the Company for verification. Final


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         determination of sufficient evidence to verify ownership shall be made in the sole discretion of the Committee.

                  6. LIMITATION OF AWARD. The award of shares of Common Stock to the Employee pursuant to this Agreement is being made only with respect to the shares owned on the first anniversary of the Employment Date. No future award of shares is being authorized pursuant hereto and may only be made by the Committee in its sole discretion at such time in the future. If the Employee should sell any of the shares of Common Stock held by him on the first anniversary of the Employment Date in order that the number of shares owned by the Employee is reduced to a number below the amount held on such date, the number of Matched Shares reserved for the Employee shall be reduced on a share-for-share basis. No increase in shares subsequent to the first anniversary of the Employment Date shall create a right to an increase in the number of Matched Shares

                  7. ADJUSTMENTS. If the Company should declare a stock dividend or authorize a split of shares of the Common Stock of the Company, the Matched Shares shall be adjusted to reflect and to take into such account such stock dividend or stock split, as the case may be. The additional shares to be reserved as a result of such stock dividend or stock split shall be deemed to be a portion of the Matched Shares reserved for issuance by the Company pursuant to this Agreement.

                  8. RELATIONSHIP TO THE PLAN; DEFINITIONS. This award of Matched Shares is granted under the Plan and is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee thereunder and are in effect on the date hereof. Capitalized terms that are not defined in this Agreement shall have the same meanings ascribed to them under the Plan. For purposes of this
         Agreement:

                      (a)   "CIC Cause" means Cause as defined in the Plan.

                      (b)   "Employment Date" means March 1, 2001.

                      (c) "Retirement" means the termination of employment after attaining age 55 with not less than 5 years of continuous employment since the Employment Date with the Company; provided, however, that such termination is not due to CIC Cause or Non-CIC Cause.

                      (d) "Non-CIC Cause" means fraud, theft, embezzlement committed against the Company or an Affiliate or a customer of the Company or an Affiliate, or conflict of interest, unethical conduct, dishonesty affecting the assets, properties or businesses of the Company or any of its Affiliates, willful misconduct, or continued material dereliction of duties.

                  9. WITHHOLDING. To the extent the issuance of the Matched Shares under this Agreement results in taxable income to the Employee, the Company is authorized to withhold from any remuneration payable to the Employee any tax required to be withheld by reason of such taxable income.




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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       BAKER HUGHES INCORPORATED



                                       By  /s/ ANDREW J. SZESCILA
                                          -------------------------------
                                          Name:  Andrew J. Szescila
                                          Title: Senior Vice President and
                                                 Chief Operating Officer





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             ACKNOWLEDGMENT, ACCEPTANCE AND CONSENT BY THE EMPLOYEE

                  The undersigned Employee, James Roderick Clark, hereby agrees to, and accepts, the terms and provisions of the foregoing Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above. The undersigned further hereby acknowledges that he has received a copy of the Long Term Incentive Plan of Baker Hughes Incorporated and that he has been advised by the Company to consult with and rely upon only his own tax, legal and financial advisors regarding the consequences and risks of this award.



  August 10, 2001                      /s/ JAMES RODERICK CLARK
--------------------                   ---------------------------------
Date                                   Name:  James Roderick Clark
                                       Address: 10 Crownberry Court
                                                The Woodlands, TX  77381



                        CONSENT OF SPOUSE OF THE EMPLOYEE

                  The undersigned spouse of the Employee has read and hereby approves the terms and conditions of the foregoing Agreement and the Plan. In consideration of the Company's awarding the Employee the Matched Shares, as set forth in the Agreement, the undersigned hereby agrees and consents to be irrevocably bound by the terms and conditions of the Agreement and the Plan and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Agreement and the Plan.


                                       /s/ JAN M. CLARK
                                       ----------------------
                                       Spouse of the Employee





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                     AMENDMENT 1 TO STOCK MATCHING AGREEMENT


         This Amendment 1 to Stock Matching Agreement ("Amendment 1") is made and entered into effective March 6, 2002, by and between BAKER HUGHES INCORPORATED, a Delaware corporation (the "Company") and JAMES RODERICK CLARK (the "Executive").

                  WHEREAS, the Board of Directors of the Company and the Executive desire to make certain changes to that certain Stock Matching Agreement dated as of March 1, 2001, by and between the Company and the Executive (the "Stock Matching Agreement"), providing the Executive with additional time to purchase the Company's Common Stock;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the Company and the Executive hereby agree as follows: the phrase "at the close of business on the first anniversary of the Employment Date" be changed to read "at the close of business on September 2, 2002" in Sections 1, 3,5 and 6 of the Stock Matching Agreement.

         All capitalized terms in this Amendment 1 shall have the definition ascribed to those terms in the Stock Matching Agreement. The Stock Matching Agreement continues in full force and effect, except as amended hereby. This Amendment 1 may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         EXECUTED effective as of the day and year first written above.

Company:                               Executive:
-------                                ---------
BAKER HUGHES INCORPORATED


By:
   -------------------------------     -------------------------
   Andrew J. Szecila,           ,      JAMES RODERICK CLARK
   Senior Vice President and Chief
   Operating Officer



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